UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: February 7, 2013

(Date of earliest event reported)

eGAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information required by this item is included in Item 8.01 and incorporated herein by reference.

Item 8.01	Other Events

eGain Corporation (the “Company”) is filing this Current Report on Form 8-K to update by replacing in their entirety the following sections of the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Annual Report”) to reflect the retrospective adoption of a voluntary change of the Company’s accounting policy for sales commissions related to new cloud (hosting) contracts with customers, as described in more detail below:

•	Item 6. Selected Financial Data, filed as Exhibit 99.1 and incorporated herein by reference

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed as Exhibit 99.2 and incorporated herein by reference

•	Item 7a. Quantitative and Qualitative Disclosure About Market Risk, filed as Exhibit 99.3 and incorporated herein by reference

•	Item 8. Financial Statements and Supplementary Data, filed as Exhibit 99.4 and incorporated herein by reference

No other updates to the above items were made except as necessary to retrospectively apply the change in accounting policy for sales commissions, apply the adoption of new accounting guidance for presentation of comprehensive income and to reflect the change in the Company’s name from eGain Communications Corporation to eGain Corporation.

Voluntary Change in Accounting Policy for Sales Commissions

On July 1, 2012, the Company made a voluntary change to its accounting policy for sales commissions related to new cloud (hosting) contracts with customers, from recording an expense when incurred to deferral and amortization of the sales commission in proportion to the revenue recognized over the term of the contract. The Company believes this method is preferable because commission charges (that are direct and incremental) are so closely related to the revenue from the contracts that they should be deferred and charged to expense over the same period that the related revenue is recognized. Furthermore, it is the Company’s belief that most industry peers have adopted a similar commission expense policy. As a result, the Company believes this change should improve the comparability of the Company’s consolidated financial statements to its industry peers and provide better matching of revenue and expenses.

The Company, in accordance with Accounting Standards Codification, or ASC, 250 Accounting Changes and Error Corrections, retrospectively applied this new accounting policy which decreased accumulated deficit by $600,000 as of July 1, 2009, and adjusted net income / (loss) as follows:

	Years Ended June 30,
(in thousands)	2012	2011	2010
Net income / (loss) – As previously reported	$(4,917)	$8,511	$(127)
Deferred commission adjustment	1,095	(139)	42

Net income / (loss) – As Adjusted	$(3,822)	$8,372	$(85)

Overall, this new accounting policy results in lower sales expense and higher deferred costs, specifically related to sales commissions for new cloud contracts with customers.

Presentation of Comprehensive Income

On July 1, 2012, the Company adopted Accounting Standards Update, or ASU, 2011-05 Presentation of Comprehensive Income, on comprehensive income presentation to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments to the Codification in the ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The Company chose to present two separate but consecutive statements and adopted this new guidance retrospectively.

Item 9.01	Financial Statements and Exhibits

The following materials are filed as exhibits to this Form 8-K:

Exhibit Number	Description of Exhibit

23.1	Consent of Burr Pilger Mayer, Inc.

99.1	Item 6. Selected Financial Data

99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Item 7a. Quantitative and Qualitative Disclosures About Market Risk

99.4	Item 8. Financial Statements and Supplementary Data

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2013	eGAIN CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)